UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On December 20, 2012, CNL Healthcare Properties, Inc. (the “Company”) filed a Form 8-K disclosing our acquisition of five senior housing communities (collectively referred to as the “the Communities”) from an unaffiliated third party on December 19, 2012.

The Form 8-K is hereby amended to include the required financial information.

(a)	Financial Statements of Business Acquired.

Primrose II Retirement Communities (Five Communities)

Unaudited combined financial statements as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011

Combined Balance Sheets

Combined Statements of Operations

Combined Statement of Changes in Members’ Deficit

Combined Statements of Cash Flows

Notes to Combined Financial Statements

Combined financial statements as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009

Report of Independent Certified Public Accountants

Combined Balance Sheets

Combined Statements of Operations

Combined Statements of Changes in Members’ Deficit

Combined Statements of Cash Flows

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information.

CNL Healthcare Properties, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2012

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2012

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2011

Notes to Unaudited Pro Forma Consolidated Financial Statements

F–1

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

F–2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HEALTHCARE PROPERTIES, INC.

Date: March 4, 2013	By:	/s/ Joseph Johnson
	Name:	Joseph Johnson
	Title:	Senior Vice President and Chief Financial Officer

F–3

F–4

Primrose II Retirement Communities (Five Communities)

Unaudited Combined Financial Statements

September 30, 2012 and 2011

F–5

Primrose II Retirement Communities (Five Communities)

Combined Balance Sheets

September 30, 2012 and December 31, 2011

	(Unaudited)
	September 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$2,594,528	$2,751,573
Restricted cash	461,776	386,380
Prepaid expenses and other assets	247,327	189,109

Total current assets	3,303,631	3,327,062

Property and equipment, net	33,498,156	34,896,193
Deferred financing fees, net	118,466	92,429

Total assets	$36,920,253	$38,315,684

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Current portion of long-term debt	$18,096,940	$10,713,111
Accounts payable and accrued expenses	1,601,732	1,720,075
Unearned rent	107,295	109,118
Interest rate swap payable	133,211	266,880
Security deposits payable	205,721	216,150
Other liabilities	12,193	37,414

Total current liabilities	20,157,092	13,062,748

Long-term debt	19,753,296	27,890,163

Total liabilities	39,910,388	40,952,911

Members’ deficit	(2,990,135)	(2,637,227)

Total members’ deficit	(2,990,135)	(2,637,227)

Total liabilities and members’ deficit	$36,920,253	$38,315,684

The accompanying notes are an integral part of these combined financial statements.

F–6

Primrose II Retirement Communities (Five Communities)

Combined Statements of Operations

Nine Months Ended September 30, 2012 and 2011

	(Unaudited) 2012	(Unaudited) 2011
Revenues:
Resident fees and services	$9,611,173	$9,128,035
Other	82,788	87,278

Total revenues	9,693,961	9,215,313

Costs and expenses:
Property operating and maintenance expenses	5,156,472	4,975,378
Management fees	486,737	459,959
Depreciation	1,506,682	1,779,803

Total costs and expenses	7,149,891	7,215,140

Operating income	2,544,070	2,000,173

Other costs and expenses:
Interest expense and deferred financing costs amortization	(1,061,194)	(1,091,335)
Gain on interest rate swap	133,669	96,652

Total other costs and expenses	(927,525)	(994,683)

Net income	$1,616,545	$1,005,490

The accompanying notes are an integral part of these combined financial statements.

F–7

Primrose II Retirement Communities (Five Communities)

Combined Statements of Changes in Members’ Deficit

Nine Months Ended September 30, 2012

(Unaudited)
Balance, December 31, 2011	$(2,637,227)
Member distributions	(1,969,453)
Net income	1,616,545

Balance, September 30, 2012	$(2,990,135)

The accompanying notes are an integral part of these combined financial statements.

F–8

Primrose II Retirement Communities (Five Communities)

Combined Statements of Cash Flows

Nine Months Ended September 30, 2012 and 2011

	(Unaudited) 2012	(Unaudited) 2011
Cash flows from operating activities
Net income	$1,616,545	$1,005,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,506,682	1,779,803
Amortization of deferred financing costs	27,069	24,417
Gain on interest rate swap	(133,669)	(96,652)
Changes in assets and liabilities:
Prepaid expenses and other assets	(58,218)	299,179
Accounts payable and accrued expenses	(118,343)	(523,932)
Unearned rent	(1,823)	(168,636)
Security deposits payable	(10,429)	900

Net cash provided by operating activities	2,827,814	2,320,569

Cash flows from investing activities
Additions to property and equipment	(108,645)	(54,456)
Increase in restricted cash	(75,396)	—

Net cash used in investing activities	(184,041)	(54,456)

Cash flows from financing activities
Principal payments on debt	(753,038)	(2,319,557)
Payment of other liabilities	(25,221)	(28,903)
Payment of deferred financing costs	(53,106)	—
Distributions to members	(1,969,453)	(1,289,642)

Net cash used in financing activities	(2,800,818)	(3,638,102)

Net decrease in cash	(157,045)	(1,371,989)
Cash
Beginning of period	2,751,573	3,726,669

End of period	$2,594,528	$2,354,680

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,049,336	$1,117,372

The accompanying notes are an integral part of these combined financial statements.

F–9

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

1.	Organization

The Primrose II Retirement Communities (Five Communities) consist of five senior housing communities (the “Communities”) held in Limited Liability Companies and owned by affiliates of Primrose Retirement Communities, LLC (“Primrose”). The Communities were developed and managed by affiliates of Primrose.

As of September 30, 2012, the Primrose II Retirement Communities identified in the table below collectively feature a mix of 174 independent living units, 128 assisted living units, and 21 memory care units for a total of 323 residential units as follows:

Primrose II Retirement Communities	Location	Total Units
Primrose Retirement Community of Lima	Lima, OH	78
Primrose Retirement Community of Zanesville	Zanesville, OH	76
Primrose Retirement Community of Decatur	Decatur, IL	80
Primrose Retirement Community of Council Bluffs	Council Bluffs, IA	68
Primrose Cottages	Aberdeen, SD	21
		323

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the combined financial statements follows:

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common management and control for all periods presented.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Actual results could differ from those estimates.

F–10

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

As of September 30, 2012, the Communities’ cash deposits exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believe they are not exposed to any significant credit risk on cash.

Property and Equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 27.5 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows, including estimated proceeds upon sale, are not sufficient to recover the asset’s carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Deferred Financing Fees, net

Costs incurred in connection with obtaining debt have been deferred and amortized using the effective interest method.

Restricted Cash

Certain amounts of cash are restricted to fund capital expenditures or represent certain tenant security deposits.

Revenue Recognition

Resident fees and services consist of monthly services provided to tenants that include rent, assistance and other related services. Other revenue consists primarily of community fees recognized as income over the average stay of the tenants. Agreements with residents are generally for an initial term of three months and are cancelable by residents with thirty days’ notice.

Advertising Costs

All costs associated with advertising and promoting the Communities are expensed in the year incurred. Advertising costs were approximately $122,588 and $125,930 for the nine months ended September 30, 2012 and 2011, respectively.

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since the Communities have elected to be taxed as partnerships and therefore it is the responsibility of the members to report the net income (loss) on their respective income tax returns. The Communities have analyzed their tax positions and determined that they have not taken any uncertain tax positions.

F–11

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

2.	Summary of Significant Accounting Policies (continued)

Derivative Instruments

The Communities utilize derivative instruments to partially offset the effect of fluctuating interest rates on the cash flows associated with their variable-rate debt. The Communities follow established risk management policies and procedures in their use of derivatives and do not enter into or hold derivatives for trading or speculative purposes. The Communities record all derivative instruments on the balance sheet at fair value. Realized and unrealized gains and losses on derivatives not designated as hedges are reported in the accompanying combined statements of operations as gain (loss) on interest rate swap.

Fair Value Measurements

Fair value assumptions are based on the framework established in the fair value accounting guidance under GAAP. The framework specifies a hierarchy of valuation inputs which was established to increase consistency, clarity and comparability in fair value measurements and related disclosures. The guidance describes a fair value hierarchy based upon three levels of inputs that may be used to measure fair value, two of which are considered observable and one that is considered unobservable. The following describes the three levels of fair value inputs:

•	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Communities have the ability to access.

•

Level 2 – Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability either directly or indirectly; such as, quoted prices for similar assets or liabilities or other inputs that can be corroborated by observable market data.

•	Level 3 – Unobservable inputs for the asset or liability, which are typically based on the Communities’ own assumptions, as there is little, if any, related market activity.

When market data inputs are unobservable, the Communities utilize inputs that they believe to reflect the Communities’ best estimate of the assumptions market participants would use in pricing the asset or liability. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

New Accounting Policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

F–12

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

3.	Debt

Long-term debt consisted of the following at September 30, 2012 and December 31, 2011:

	(Unaudited)
	September 30,	December 31,
	2012	2011
6% note payable in monthly installments. Final payment due June 1, 2022. The note is collateralized by the real estate of one facility (Cottages).	$667,276	$707,926

1 month LIBOR + 1.75% note payable in monthly installments. Final payment due on April 30, 2013. The note is collateralized by the real estate of one facility (Council Bluffs).	7,597,144	7,802,352

1 month LIBOR + 1.70% note payable in monthly installments. Final payment due on November 30, 2013. The note is collateralized by the real estate of one facility (Decatur).	9,925,656	10,185,223

US Treasury Rate 5 year constant maturity rate + 3.250% in monthly installments. Final payment due on September 29, 2020. The note is collateralized by the real estate of one facility (Lima).	9,846,313	10,060,423

1 month LIBOR + 1.70% note payable in monthly installments. Final payment due on November 5, 2012. The note is collateralized by the real estate of one facility (Zanesville).	9,813,847	9,847,350

	37,850,236	38,603,274
Less: current portion	(18,096,940)	(10,713,111)

	$19,753,296	$27,890,163

The debt contains customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on member distributions, debt service coverage ratio and current ratio test. As of September 30, 2012 and December 31, 2011, the Communities were in compliance with the aforementioned covenants.

F–13

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

3.	Debt (continued)

Maturities of indebtedness for the next five years and thereafter, in the aggregate, are:

2012	$9,960,073
2013	17,841,434
2014	393,561
2015	417,884
2016	443,627
Thereafter	8,793,657

$37,850,236

4.	Property and Equipment, net

Property and equipment consisted of the following at September 30, 2012 and December 31, 2011:

	(Unaudited) September 30, 2012	December 31, 2011

Land and land improvements	$3,335,128	$3,304,504
Building and building improvements	35,802,873	35,781,449
Equipment	5,355,464	5,298,867

	44,493,465	44,384,820
Less: accumulated depreciation	(10,995,309)	(9,488,627)

	$33,498,156	$34,896,193

5.	Members’ Deficit

Distributions to the members’ are made under complete discretion of the manager, an affiliate of Primrose.

6.	Related Party Transaction

Pursuant to various management agreements, the Communities pay management fees equal to 5% of gross revenues, as determined on a cash basis, to Primrose Management, LLC, an affiliate of Primrose. The amounts incurred for management fees were approximately $486,737 and $459,959 for the nine months ended September 30, 2012 and 2011, respectively.

7.	Interest Rate Swap Agreement

In April 2008, the Communities entered into a forward interest rate swap agreement to manage the risk of interest rate exposure related to the variable-rate debt. The agreement requires the Communities to pay a fixed amount based on a quoted interest rate of 3.89% and aggregate notional values of $5,565,000 and $5,754,000 as of September 30, 2012 and December 31, 2011, respectively. The agreement further provides for the Communities to receive a variable amount based on current LIBOR and the aforementioned notional values.

F–14

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

7.	Interest Rate Swap Agreement (continued)

The following table summarizes the terms and fair values of the Communities’ interest rate swap as of September 30, 2012 and December 31, 2011, which are included in interest rate swap payable in the accompanying combined balance sheets:

				Fair Value Asset (Liability)
Notional Amount	Fixed Interest Rate	Trade Date	Maturity Date	(Unaudited) September 30, 2012	December 31, 2011
$5,565,000	3.89%	4/23/08	4/30/13	$(133,211)	$(266,880)

For the nine months ended September 30, 2012 and the year ended December 31, 2011, the change in fair value is reflected in gain (loss) on interest rate swap in the accompanying combined statement of operations. Determining fair value requires management to make certain estimates and judgments. Changes in assumptions could have a positive or negative impact on the estimated fair values of such instruments could, in turn, impact the Communities’ results of operations.

8.	Fair Value Measurements

The Communities’ interest rate swap is valued primarily based on inputs other than quoted prices that are observable for the assets or liabilities (such as interest rates, volatilities, and credit risks), and are classified as Level 2 in the fair value hierarchy. The valuation of derivative instruments also includes a credit value adjustment which is a Level 3 input. However, the impact of the assumption is not significant to the overall valuation calculation and therefore the Communities consider their derivative instruments to be classified as Level 2. The fair value of such instruments is included in interest rate swap payable in the accompanying combined balance sheets.

The following tables show the fair value of the Communities’ financial liabilities carried at fair value as of September 30, 2012 and December 31, 2011, as follows:

	(Unaudited) Fair Value Measurement as of September 30, 2012	Level 1	Level 2	Level 3
Liabilities:
Interest rate swap agreement	$133,211	$—	$133,211	$—

	Fair Value Measurement as of December 31, 2011	Level 1	Level 2	Level 3
Liabilities:
Interest rate swap agreement	$266,880	$—	$266,880	$—

F–15

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Nine Months Ended September 30, 2012 and 2011

9.	Commitments and Contingencies

From time to time the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

10.	Subsequent Events

On December 19, 2012, Primrose sold the Communities to CNL Healthcare Properties, Inc. for approximately $73.1 million, exclusive of closing costs. The Communities will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at Primrose’s discretion, two five-year renewal options.

In connection with the sale of the Communities to CNL Healthcare Properties, Inc., all of Primrose’s outstanding debt was repaid in full and CNL Healthcare Properties, Inc. obtained new financing of approximately $49.7 million.

The accompanying audited combined financial statements were authorized for issue on March 4, 2013. Subsequent events are evaluated through that date.

F–16

Primrose II Retirement Communities (Five Communities)

Combined Financial Statements

December 31, 2011, 2010 and 2009

F–17

Primrose II Retirement Communities (Five Communities)

Index

December 31, 2011, 2010 and 2009

F–18

Report of Independent Certified Public Accountants

To the Stockholders of CNL Healthcare Properties, Inc. and Subsidiaries:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in members’ deficit and of cash flows present fairly, in all material respects, the financial position of Primrose II Retirement Communities, LLC (Five Communities) at December 31, 2011 and 2010, and the results of their operations and their cash flows for the years ended December 31, 2011, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 4, 2013

F–19

Primrose II Retirement Communities (Five Communities)

Combined Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$2,751,573	$3,726,669
Restricted cash	386,380	457,170
Prepaid expenses and other assets	189,109	508,672

Total current assets	3,327,062	4,692,511

Property and equipment, net	34,896,193	37,073,644
Deferred financing fees, net	92,429	127,749

Total assets	$38,315,684	$41,893,904

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Current portion of long-term debt	$10,713,111	$2,595,453
Accounts payable and accrued expenses	1,720,075	2,035,260
Unearned rent	109,118	283,522
Interest rate swap payable	266,880	425,868
Security deposits payable	216,150	218,000
Other liabilities	37,414	76,300

Total current liabilities	13,062,748	5,558,103

Long-term debt	27,890,163	38,603,274

Total liabilities	40,952,911	44,237,677

Members’ deficit	(2,637,227)	(2,343,773)

Total members’ deficit	(2,637,227)	(2,343,773)

Total liabilities and members’ deficit	$38,315,684	$41,893,904

The accompanying notes are an integral part of these combined financial statements.

F–20

Primrose II Retirement Communities (Five Communities)

Combined Statements of Operations

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Revenues:
Resident fees and services	$12,343,931	$11,425,126	$8,153,323
Other	120,511	107,945	56,800

Total revenues	12,464,442	11,533,071	8,210,123

Costs and expenses:
Property operating and maintenance expenses	6,726,395	6,494,277	5,825,090
Management fees	622,886	573,591	418,606
Depreciation	2,257,972	2,425,600	2,360,327

Total costs and expenses	9,607,253	9,493,468	8,604,023

Operating income (loss)	2,857,189	2,039,603	(393,900)

Other costs and expenses:
Interest expense and deferred financing costs amortization	(1,481,862)	(1,533,039)	(1,515,206)
Gain (loss) on interest rate swap	158,988	(65,623)	124,679

Total other costs and expenses	(1,322,874)	(1,598,662)	(1,390,527)

Net income (loss)	$1,534,315	$440,941	$(1,784,427)

The accompanying notes are an integral part of these combined financial statements.

F–21

Primrose II Retirement Communities (Five Communities)

Combined Statements of Changes in Members’ Deficit

Years Ended December 31, 2011, 2010 and 2009

Balance, January 1, 2009	$98,097
Member distributions	(65,000)
Net loss	(1,784,427)

Balance, December 31, 2009	(1,751,330)
Member distributions	(1,033,384)
Net income	440,941

Balance, December 31, 2010	(2,343,773)
Member distributions	(1,827,769)
Net income	1,534,315

Balance, December 31, 2011	$(2,637,227)

The accompanying notes are an integral part of these combined financial statements.

F–22

Primrose II Retirement Communities (Five Communities)

Combined Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Cash flows from operating activities
Net income (loss)	$1,534,315	$440,941	$(1,784,427)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,257,972	2,425,600	2,360,327
Amortization of deferred financing costs	35,319	69,862	33,682
(Gain) loss on interest rate swap	(158,988)	65,623	(124,679)
Changes in assets and liabilities:
Prepaid expenses and other assets	319,563	(318,115)	(79,927)
Due from affiliate	—	54,000	—
Accounts payable and accrued expenses	(315,185)	585,385	129,260
Unearned rent	(174,404)	151,630	400
Security deposits payable	(1,850)	12,000	58,000

Net cash provided by operating activities	3,496,742	3,486,926	592,636

Cash flows from investing activities
Additions to property and equipment	(80,520)	(699,568)	(1,262,570)
Decrease (increase) in restricted cash	70,790	(157,170)	(300,000)

Net cash used in investing activities	(9,730)	(856,738)	(1,562,570)

Cash flows from financing activities
Borrowings on debt	—	180,200	3,999,825
Principal payments on debt	(2,595,453)	(1,851,313)	(319,000)
Payment of other liabilities	(38,886)	(25,601)	(167,453)
Payment of deferred financing costs	—	(32,038)	(106,027)
Distributions to members	(1,827,769)	(1,033,384)	(65,000)

Net cash provided by (used in) financing activities	(4,462,108)	(2,762,136)	3,342,345

Net increase (decrease) in cash	(975,096)	(131,948)	2,372,411
Cash
Beginning of period	3,726,669	3,858,617	1,486,206

End of period	$2,751,573	$3,726,669	$3,858,617

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,446,709	$1,463,178	$1,481,524

The accompanying notes are an integral part of these combined financial statements.

F–23

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

1.	Organization

The Primrose II Retirement Communities (Five Communities) consist of five senior housing communities (the “Communities”) held in Limited Liability Companies and owned by affiliates of Primrose Retirement Communities, LLC (“Primrose”). The Communities were developed and managed by affiliates of Primrose.

As of December 31, 2011, the Primrose II Retirement Communities identified in the table below collectively feature a mix of 174 independent living units, 128 assisted living units, and 21 memory care units for a total of 323 residential units as follows:

Primrose II Retirement Communities	Location	Total Units
Primrose Retirement Community of Lima	Lima, OH	78
Primrose Retirement Community of Zanesville	Zanesville, OH	76
Primrose Retirement Community of Decatur	Decatur, IL	80
Primrose Retirement Community of Council Bluffs	Council Bluffs, IA	68
Primrose Cottages	Aberdeen, SD	21
		323

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the combined financial statements follows:

Basis of Presentation

The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The combined financial statements reflect the combined financial position and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated. The financial statements are being presented on a combined basis as the Communities are under common management and control for all periods presented.

Use of Estimates

The preparation of the combined financial statements in conformity GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Actual results could differ from those estimates.

F–24

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

As of December 31, 2011, the Communities’ cash deposits exceeded federally insured amounts. However, the Communities continue to monitor the third-party depository institutions that hold the Communities’ cash, primarily with the goal of safety of principal. The Communities attempt to limit cash investments to financial institutions with high credit standing; therefore, the Communities believe it is not exposed to any significant credit risk on cash.

Property and Equipment, net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 27.5 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover the asset’s carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to the carrying amount.

Deferred Financing Fees, net

Costs incurred in connection with obtaining debt have been deferred and amortized using the effective interest method.

Restricted Cash

Certain amounts of cash are restricted to fund capital expenditures or represent certain tenant security deposits.

Revenue Recognition

Resident fees and services consist of monthly services provided to tenants that include rent, assistance and other related services. Other revenue consists primarily of community fees recognized as income over the average stay of the tenants. Agreements with residents are generally for an initial term of three months and are cancelable by residents with thirty days’ notice.

Advertising Costs

All costs associated with advertising and promoting the Communities are expensed in the year incurred. Advertising costs were approximately $193,162, $224,050 and $292,523 for the years ended December 31, 2011, 2010 and 2009, respectively.

Income Taxes

No provision (benefit) for income taxes is provided on the net income (loss) of the Communities since the Communities have elected to be taxed as a partnership and therefore it is the responsibility of the members to report the net income (loss) on their respective income tax returns. The Communities have analyzed their tax positions and determined that they have not taken any uncertain tax positions. The Communities have filed tax returns for all periods presented.

F–25

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

2.	Summary of Significant Accounting Policies (continued)

Derivative Instruments

The Communities utilize derivative instruments to partially offset the effect of fluctuating interest rates on the cash flows associated with their variable-rate debt. The Communities follow established risk management policies and procedures in their use of derivatives and do not enter into or hold derivatives for trading or speculative purposes. The Communities record all derivative instruments on the balance sheet at fair value. Realized and unrealized gains and losses on derivatives not designated as hedges are reported in the accompanying combined statements of operations as gain (loss) on interest rate swap.

Fair Value Measurements

Fair value assumptions are based on the framework established in the fair value accounting guidance under GAAP. The framework specifies a hierarchy of valuation inputs which was established to increase consistency, clarity and comparability in fair value measurements and related disclosures. The guidance describes a fair value hierarchy based upon three levels of inputs that may be used to measure fair value, two of which are considered observable and one that is considered unobservable. The following describes the three levels of fair value inputs:

•	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Communities have the ability to access.

•

Level 2 – Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability either directly or indirectly; such as, quoted prices for similar assets or liabilities or other inputs that can be corroborated by observable market data.

•	Level 3 – Unobservable inputs for the asset or liability, which are typically based on the Communities’ own assumptions, as there is little, if any, related market activity.

When market data inputs are unobservable, the Communities utilize inputs that they believe to reflect the Communities’ best estimate of the assumptions market participants would use in pricing the asset or liability. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

New Accounting Policies

The Communities believe there are no new accounting pronouncements for which adoption will have a material impact on the Communities’ combined financial statements.

F–26

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

3.	Debt

Long-term debt consisted of the following at December 31, 2011 and 2010:

	2011	2010
6% note payable in monthly installments. Final payment due June 1, 2022. The note is collateralized by the real estate of one facility (Cottages).	$707,926	$764,032

1 month LIBOR + 1.75% note payable in monthly installments. Final payment due on April 30, 2013. The note is collateralized by the real estate of one facility (Council Bluffs).	7,802,352	8,072,048

1 month LIBOR + 1.70% note payable in monthly installments. Final payment due on November 30, 2013. The note is collateralized by the real estate of one facility (Decatur).	10,185,223	10,526,388

US Treasury Rate 5 year constant maturity rate + 3.250% in monthly installments. Final payment due on September 29, 2020. The note is collateralized by the real estate of one facility (Lima).	10,060,423	10,333,809

1 month LIBOR + 1.70% note payable in monthly installments. Final payment due on November 5, 2012. The note is collateralized by the real estate of one facility (Zanesville).	9,847,350	10,002,450

Prime + 0.75% interest equity loan. Due February 13, 2011 (Zanesville)	—	1,500,000

	38,603,274	41,198,727
Less: current portion	(10,713,111)	(2,595,453)

	$27,890,163	$38,603,274

The debt contains customary affirmative, negative and financial covenants including limitations on incurrence of additional indebtedness, restrictions on member distributions, debt service coverage ratio and current ratio test. As of December 31, 2011 and December 31, 2010, the Communities were in compliance with the aforementioned covenants.

F–27

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

3.	Debt (continued)

Maturities of indebtedness for the next five years and thereafter, in the aggregate, are:

2012	$10,713,111
2013	17,841,434
2014	393,561
2015	417,884
2016	443,627
Thereafter	8,793,657

$38,603,274

4.	Property and Equipment, net

Property and equipment consisted of the following at December 31:

	2011	2010

Land and land improvements	$3,304,504	$3,279,232
Building and building improvements	35,781,449	35,775,803
Equipment	5,298,867	5,259,092

	44,384,820	44,314,127
Less: accumulated depreciation	(9,488,627)	(7,240,483)

	$34,896,193	$37,073,644

5.	Members’ Deficit

Distributions to the members’ are made under complete discretion of the manager, an affiliate of Primrose.

6.	Related Party Transaction

Pursuant to various management agreements, the Communities pay management fees equal to 5% of gross revenues, as determined on a cash basis, to Primrose Management, LLC, an affiliate of Primrose. The amounts incurred for management fees were approximately $622,886, $573,591 and $418,606 for the years ended December 31, 2011, 2010 and 2009, respectively. In addition, the Communities received settlement of a $54,000 due from affiliate balance during the year ended December 31, 2010.

F–28

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

7.	Interest Rate Swap Agreement

In April 2008, the Communities entered into a forward interest rate swap agreement to manage the risk of interest rate exposure related to the variable-rate debt. The agreement requires the Communities to pay a fixed amount based on a quoted interest rate of 3.89% and aggregate notional values of $5,754,000 and $6,006,000 as of December 31, 2011 and 2010, respectively. The agreement further provides for the Communities to receive a variable amount based on current LIBOR and the aforementioned notional values.

The following table summarizes the terms and fair values of the Communities’ interest rate swap as of December 31, 2011 and 2010, which are included in interest rate swap payable in the accompanying combined balance sheets:

				Fair Value Asset (Liability) December 31,
Notional Amount	Fixed Interest Rate	Trade Date	Maturity Date	2011	2010
$ 5,754,000	3.89%	4/23/08	4/30/13	$(266,880)	$(425,868)

For the years ended December 31, 2011, 2010 and 2009, the change in fair value is reflected in gain (loss) on interest rate swap in the accompanying combined statements of operations. Determining fair value requires management to make certain estimates and judgments. Changes in assumptions could have a positive or negative impact on the estimated fair values of such instruments could, in turn, impact the Communities’ results of operations.

8.	Fair Value Measurements

The Communities’ interest rate swap is valued primarily based on inputs other than quoted prices that are observable for the assets or liabilities (such as interest rates, volatilities, and credit risks), and are classified as Level 2 in the fair value hierarchy. The valuation of derivative instruments also includes a credit value adjustment which is a Level 3 input. However, the impact of the assumption is not significant to the overall valuation calculation and therefore the Communities consider their derivative instruments to be classified as Level 2. The fair value of such instruments is included in interest rate swap payable in the accompanying combined balance sheets.

The following tables show the fair value of the Communities’ financial liabilities carried at fair value as of December 31, 2011 and 2010, as follows:

	Fair Value Measurement as of December 31, 2011	Level 1	Level 2	Level 3
Liabilities:
Interest rate swap agreement	$266,880	$—	$266,880	$—

	Fair Value Measurement as of December 31, 2010	Level 1	Level 2	Level 3
Liabilities:
Interest rate swap agreement	$425,868	$—	$425,868	$—

F–29

Primrose II Retirement Communities (Five Communities)

Notes to Combined Financial Statements

Years Ended December 31, 2011, 2010 and 2009

9.	Commitments and Contingencies

From time to time the Communities may be exposed to litigation arising from operations of their business in the ordinary course of business. Management is not aware of any such litigation that it believes will have a material adverse impact on the Communities’ financial condition or results of operations.

10.	Insurance Proceeds

On July 23, 2010 there was a fire at the Lima Retirement Community (“Lima Fire”) that resulted in damage to the property. In addition, the Lima Fire further resulted in business interruption as residents were relocated to local third-party senior living facilities for approximately two months while repairs were completed. The Communities incurred $1,113,889 in total expenses related to the Lima Fire of which the Communities received $1,035,381 of insurance proceeds. Accordingly, a loss related to the Lima Fire of $78,508 has been recognized in property operating expenses in the accompanying combined statement of operations for the year ended December 31, 2010.

11.	Subsequent Events

On December 19, 2012, Primrose sold the Communities to CNL Healthcare Properties, Inc. for approximately $73.1 million, exclusive of closing costs. The Communities will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at Primrose’s discretion, two five-year renewal options.

In addition, Primrose refinanced the loan collateralized by the Zanesville community during November 2012. Moreover, in connection with the sale of the Communities to CNL Healthcare Properties, Inc., all of Primrose’s outstanding debt was repaid in full. CNL Healthcare Properties, Inc. obtained new financing of approximately $49,687,000 to partially fund the purchase.

The accompanying audited combined financial statements were authorized for issue on March 4, 2013. Subsequent events are evaluated through that date.

F–30

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions, disposition and financing transitions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Healthcare Properties, Inc. and its Subsidiaries (collectively, the “Company”) is presented as if the December acquisition of five senior living communities and the disposition, described in Note 2, had occurred as of September 30, 2012. The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2012 and the year ended December 31, 2011 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition as described in Note 2 as if they had occurred as of January 1, 2011.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2011 and the Company’s financial statements as filed on Form 10-Q/A for the quarter ended September 30, 2012.

F–31

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

	CNL Healthcare			CNL Healthcare
	Properties, Inc.	Pro Forma		Properties, Inc.
	Historical	Adjustments		Pro Forma
ASSETS

Real estate assets:
Operating real estate assets, net	$80,987,870	$71,533,000	(a)	$152,520,870
Construction in process, including land (including VIEs $4,025,951)	4,031,951	—		4,031,951

Total real estate assets	85,019,821	71,533,000	(a)	156,552,821

Investments in unconsolidated entities	64,525,035	(59,062,229)	(b)	5,462,806
Cash (including VIEs $98,487)	39,208,866	62,332,149	(b)	35,242,493
		(41,031,111)	(c)
		(23,363,000)	(a)
		(344,253)	(e)
		(1,560,158)	(f)
Loan costs, net (including VIEs $577,875)	2,822,291	(776,436)	(d)	2,390,108
		344,253	(e)
Intangibles, net	1,591,730	1,517,000	(a)	3,108,730
Prepaid expenses and other assets	1,384,788	—		1,384,788
Restricted cash (including VIEs $600,000)	827,283	—		827,283
Deposits	120,000	—		120,000

Total Assets	$195,499,814	$9,589,215		$205,089,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including VIEs $1,000)	$95,192,000	$49,687,000	(a)	$104,879,000
		(40,000,000)	(c)
Accounts payable and accrued expenses (including VIEs $1,670)	1,176,738	(432,231)	(c)	744,507
Due to related parties (including VIEs $87,069)	1,030,854	—		1,030,854
Other liabilities (including VIEs $203,307)	253,308	—		253,308

Total Liabilities	97,652,900	9,254,769		106,907,669

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share
200,000,000 shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share				—
300,000,000 shares authorized and unissued	—	—		—
Common stock, $0.01 par value per share				—
1,120,000,000 shares authorized at September 30, 2012				—
12,741,399 shares issued and 12,470,350 outstanding	127,405	—		127,405
Capital in excess of par value	107,105,683	—		107,105,683
Accumulated loss	(7,585,769)	3,269,920	(b)	(7,251,323)
		(598,880)	(c)
		(776,436)	(d)
		(1,560,158)	(f)
Accumulated distributions	(1,800,405)	—		(1,800,405)

Total Stockholders’ Equity	97,846,914	334,446		98,181,360

Total Liabilities and Stockholders’ Equity	$195,499,814	$9,589,215		$205,089,029

See accompanying notes to unaudited pro forma consolidated financial statements.

F–32

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	CNL Healthcare Properties, Inc. Historical	Primrose II Communities Pro Forma Adjustments		CHT GCI Partners Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Revenues:
Rental income from operating leases	$4,786,656	$4,668,020	(a)	$—		$—		$980,966	(a)	$10,435,642

Total revenues	4,786,656	4,668,020		—		—		980,966		10,435,642

Expenses:
Acquisition fees and expenses	2,048,710	—		—		—		(1,874,530	)(d)	174,180
General and administrative	1,771,776	—		—		—		—		1,771,776
Asset management fees	813,006	547,919	(b)	93,818	(b)	(310,988	)(b)	140,083	(b)	1,283,838
Property management fees	217,579	83,758	(c)	30,072	(c)	(120,851	)(c)	16,759	(c)	227,317
Depreciation and amortization	1,470,400	1,825,467	(e)	—		—		420,949	(e)	3,716,816

Total expenses	6,321,471	2,457,144		123,890		(431,839)		(1,296,739)		7,173,927

Operating income (loss)	(1,534,815)	2,210,876		(123,890)		431,839		2,277,705		3,261,715

Other income (expense):
Interest and other income (expense)	10,110	—		—		—		—		10,110
Interest expense and loan cost amortization	(3,835,147)	(1,638,176	)(g)	—		1,312,936	(h)	(582,232	)(f)	(4,742,619)
Equity in earnings (loss) of unconsolidated entities	(466,337)	—		(523,883	)(j)	511,550	(i)	—		(478,670)

Total other expense	(4,291,374)	(1,638,176)		(523,883)		1,824,486		(582,232)		(5,211,179)

Net income (loss)	$(5,826,189)	$572,700		$(647,773)		$2,256,325		$1,695,473		$(1,949,464)

Loss per share of common stock (basic and diluted)	$(0.88)									$(0.25)

Weighted average number of shares of common stock outstanding (basic and diluted) (Note 5 (k))	6,616,876									7,692,934

See accompanying notes to unaudited pro forma consolidated financial statements.

F–33

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	CNL Healthcare Properties, Inc. Historical	Primrose II Communities Pro Forma Adjustments		CHT GCI Partners Pro Forma Adjustments		Primrose Communities Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma

Revenues:
Rental income from operating leases	$—	$6,224,026	(a)	$—		$7,692,372	(a)	$13,916,398

Total revenues	—	6,224,026		—		7,692,372		13,916,398

Expenses:
Acquisition fees and expenses	892,313	—		—		(21,195	)(d)	871,118
General and administrative	869,091	—		—		—		869,091
Asset management fees	—	730,558	(b)	140,726	(b)	840,500	(b)	1,711,784
Property management fees	—	108,020	(c)	34,008	(c)	132,548	(c)	274,576
Depreciation and amortization	—	2,433,956	(e)	—		2,522,344	(e)	4,956,300

Total expenses	1,761,404	3,272,534		174,734		3,474,197		8,682,869

Operating income (loss)	(1,761,404)	2,951,492		(174,734)		4,218,175		5,233,529

Other income (expense):
Interest and other income (expense)	1,824	—		—		—		1,824
Interest expense and loan cost amortization	—	(2,180,920	)(g)	—		(5,514,428	)(f)	(7,695,348)
Equity in earnings (loss) of unconsolidated entities	—	—		282,946	(j)	—		282,946

Total other expense	1,824	(2,180,920)		282,946		(5,514,428)		(7,410,578)

Net Income (loss)	$(1,759,580)	$770,572		$108,212		$(1,296,253)		$(2,177,049)

Loss per share of common stock (basic and diluted)	$(1.62)							$(0.38)

Weighted average number of shares of common stock outstanding (basic and diluted) (Note 5 (k))	1,083,286							5,736,890

See accompanying notes to unaudited pro forma consolidated financial statements.

F–34

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Healthcare Properties, Inc. and its Subsidiaries (collectively, the “Company”) is presented as if the December acquisition of five senior housing communities and disposition, described in Note 2, had occurred as of September 30, 2012. The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2012 and the year ended December 31, 2011 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition as described in Note 2 as if they had occurred as of January 1, 2011. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position if the transactions reflected herein had occurred on January 1, 2011 or September 30, 2012, respectively, or been in effect during the Pro Forma Periods. In addition, this pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

ACQUISITIONS

Primrose II Communities

On December 19, 2012, the Company acquired five senior housing communities from affiliates of Primrose Retirement Communities, LLC (“Primrose”), for a purchase price of approximately $73.1 million. The properties include: Primrose Retirement Community of Lima – Lima, OH, Primrose Retirement Community of Zanesville – Zanesville, OH, Primrose Retirement Community – Decatur, IL, Primrose Retirement Community of Council Bluffs – Council Bluffs, IA, and Aberdeen Primrose Cottages – Aberdeen, SD (the “Primrose II Communities”).

The senior housing communities feature a total of 323 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.25% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

F–35

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

The following summarizes the allocation of the purchase price for the Primrose II Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$2,321,000
Land improvements	1,775,000
Building	66,024,000
Equipment	1,413,000
In-place lease	1,517,000

Net assets acquired	$73,050,000

In connection with the acquisition of the Primrose II Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $49.7 million that initially bore interest at LIBOR plus 3.75% which was used during the period from January 1, 2011 through the date of acquisition.

CHT GCI Partners I (Windsor Manor)

On August 31, 2012, the Company acquired a 75% membership interest in three senior housing communities through a joint venture, CHT GCI Partners I, LLC (“CHT GCI Partners”), formed by the Company and its co-venture partner, for approximately $4.8 million. The remaining 25% interest is held by the Company’s co-venture partner. The total acquisition price for the three senior housing communities was approximately $18.8 million. CHT GCI Partners I obtained a $12.4 million bridge loan a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan which is collateralized by the properties requires monthly interest-only payments until maturity. The bridge loan bore interest at LIBOR plus 3.75% which was used for the pro forma calculation during the period January 1, 2011 through the date of acquisition.

Under the terms of the venture agreement for CHT GCI Partners, the Company has an 11% preferred return on its capital contributions, which has priority over the Company’s co-venture partner’s 11% return on their capital contributions and shares control over major decisions with the Company’s co-venture partner.

The Company accounts for its investment in CHT GCI Partners under the equity method of accounting.

Primrose Communities

On February 16, 2012, the Company acquired five senior housing communities from affiliates of Primrose, for a purchase price of approximately $84.1 million, excluding closing costs. The properties include: Primrose Retirement Community of Casper – Casper, WY, Primrose Retirement Community of Grand Island – Grand Island, NE, Sweetwater Retirement Community – Billings, MT, Primrose Retirement Community of Marion – Marion, OH, and Primrose Retirement Community of Mansfield – Mansfield, OH (the “Primrose Communities”).

The senior housing communities feature a total of 394 residential units and will continue to be operated by Primrose under triple-net leases, each having an initial term of ten years, and, at the tenant’s discretion, two five-year renewal options. All of the leases are cross-defaulted among themselves. Annual base rent is equal to the properties’ lease basis multiplied by the lease rate. The lease rate is 7.875% in the initial lease year and will escalate thereafter pursuant to the lease agreements. Annual capital reserve income is allocated based on $300 per unit. The leases are accounted for as operating leases; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP.

F–36

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

The following summarizes the allocation of the purchase price for the Primrose Communities and the estimated fair values of the assets acquired and liabilities assumed:

Land	$4,220,700
Land improvements	1,525,400
Building	75,680,300
Equipment	933,300
In-place lease	1,690,300

Net assets acquired	$84,050,000

In connection with the acquisition of the Primrose Communities, the Company entered into a bridge financing with a lender, providing for a one-year senior facility in the original aggregate principal amount of $71.4 million that initially bore interest at LIBOR plus 6.00% which was used during the period from January 1, 2011 through the date of acquisition.

In connection with the acquisitions of Primrose II Communities, CHT GCI Partners and the Primrose Communities noted above, the Company incurred acquisition fees and costs of approximately $3.9 million, of which approximately $0.4 million was capitalized as investment in unconsolidated entities.

DISPOSITION

CHTSun Partners IV

On June 29, 2012, the Company acquired a 55% membership interest in seven senior housing properties through a joint venture, CHTSUN Partners IV, LLC (“CHTSun IV”), formed by the Company and its co-venture partner, Sunrise Senior Living Investments, Inc. (“Sunrise”), for approximately $56.7 million. The remaining 45% interest is held by Sunrise. The total acquisition price for the seven senior housing properties was approximately $226.1 million. The properties include: Sunrise of Santa Monica – Santa Monica, CA, Sunrise of Connecticut Avenue – Washington DC, Sunrise of Siegen – Baton Rouge, LA, Sunrise of Metairie – Metairie, LA, Sunrise of Gilbert – Gilbert, AZ, Sunrise of Louisville – Louisville, KY and Sunrise of Fountain Square – Lombard, IL (the “Sunrise Communities”). The Sunrise Communities feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. Sunrise Management will continue to operate and manage the Sunrise Communities pursuant to a long-term management agreement pursuant to which it will be paid a fee of 6% of gross revenues earned by the Sunrise Communities.

CHTSun IV obtained a $125.0 million loan from The Prudential Insurance Company of America (“Prudential”), a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan, which is collateralized by the properties, has a fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan.

F–37

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.	Pro Forma Transactions (continued)

Under the terms of the venture agreement for CHTSun IV, the Company is entitled to receive a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price varies depending on the date of the purchase and is based on the Company receiving a specified rate of return on the Company’s original investment.

In connection with the closing of CHTSun IV, the Company entered into a mezzanine loan agreement, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan has a two-year term and interest on the outstanding principal balance of the Mezz Loan accrues from the date of the Mezz Loan through maturity at (i) a rate of 8% per annum for the first year, and (ii) a rate of 12% per annum for the second year. At maturity, the Company is required to pay the outstanding principal balance, all accrued and unpaid interest thereon, the exit fee of approximately $0.8 million, and all other amounts due.

The Company accounts for its investment in CHTSun IV under the equity method of accounting.

In connection with the acquisitions of CHTSun IV, the Company incurred acquisition fees and costs of approximately $2.8 million, all of which was capitalized as investment in unconsolidated entities.

On December 18, 2012, the Company entered into an agreement to sell its interests in CHTSun IV to Health Care REIT, Inc. (“HCN”) for a minimum sale price of $62.3 million (the “Sunrise Joint Venture Disposition”), subject to adjustments in the event the closing does not occur by July 2013 or actual cash distributions through the date of closing differ from projected distributions. The sale of the Company’s interest in CHTSun IV is pursuant to the exercise by Sunrise of its purchase option under the joint venture agreement and is conditioned upon the merger of HCN with Sunrise which was completed in January 2013.

3.	Related Party Transactions

Pursuant to the Company’s advisory agreement, CNL Healthcare Corp. (the “Advisor”) receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of the Primrose II Communities, CHT GCI Partners, CHTSun IV and the Primrose Communities, the Company incurred approximately $5.5 million in investment services fees payable to the Advisor, of which approximately $2.6 million was capitalized as investment in unconsolidated entities. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of 2% of gross revenues for management of the Company’s single tenant properties and an oversight fee equal to 1% of gross revenues for properties managed by a third-party property manager.

F–38

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

4.	Adjustments to Pro Forma Consolidated Balance Sheet

The adjustments to the Pro Forma Consolidated Balance Sheet represent adjustments needed to the Company’s historical results to present as if the acquisition of the Primrose II Communities and the sale of CHTSun IV occurred as of September 30, 2012.

(a)	Represents cash and borrowings used to acquire the Primrose II Communities, as described in Note 2.

(b)	Represents the Company’s sale of CHTSun IV and the related gain, as described in Note 2 above.

(c)	Represents the Company’s repayment of the $40.0 million Mezz Loan, $0.2 million in accrued interest and the $0.8 million exit fee, including approximately $0.2 million previously accrued as of September 30, 2012, as a result of the disposition as described in Note 2.

(d)	Represents the write-off of unamortized loan costs in connection with the repayment of the Mezz Loan resulting from the disposition as described in Note 2.

(e)	Represents the recording of the loan cost associated with Primrose II Communities, as described in Note 2.

(f)	Represents acquisition fees and expenses, as well as other expenses paid at closing, and incurred subsequent to September 30, 2012, including the investment services fee payable to the Company’s Advisor in connection with the closing of the Primrose II Communities, as described in Note 2.

5.	Adjustments to Pro Forma Consolidated Statements of Operations

The adjustments to the Pro Forma Consolidated Statements of Operations represent adjustments needed to the Company’s historical results to present the Company’s results of operations as if Primrose II Communities, CHT GCI Partners and the Primrose Communities had been owned for the full Pro Forma Periods and to remove the historical operating results of CHTSun IV assuming the property had been sold prior to the Pro Forma Periods presented.

(a)	Represents rental income on a straight-line basis generated from the leases for the Primrose II Communities and Primrose Communities for the Pro Forma Periods.

(b)	Represents asset management fees for the Pro Forma Periods due to the Advisor in connection with the ownership of the Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of asset management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(c)	Represents property management fees due to the property manager in connection with the management of the Primrose II Communities, CHT GCI Partners and the Primrose Communities and the reversal of property management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(d)	Represents the reversal of historical acquisition fees and expenses, including investment services fees to the Company’s Advisor, incurred and accrued during the nine months ended September 30, 2012 and year ended December 31, 2011 related to the acquisition of the Primrose Communities that are nonrecurring charges directly related to the pro forma transactions.

F–39

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

(e)	Represents depreciation and amortization expense computed using the straight-line method for the Primrose II Communities and Primrose Communities over the estimated useful lives of the related assets for the Pro Forma Periods as follows:

Primrose II Communities	Estimated Useful Life	Nine months ended September 30, 2012	Year ended December 31, 2011
Land	Not applicable	$—	$—
Land improvements	15 years	88,750	118,333
Building	39 years	1,269,692	1,692,923
Equipment	3 years	353,250	471,000
In-place lease	10 years	113,775	151,700

		1,825,467	2,433,956

Less depreciation and amortization expense recorded in historical financial statements		—	—

		$1,825,467	$2,433,956

	Estimated	Nine months ended	Year ended
Primrose Communities	Useful Life	September 30, 2012	December 31, 2011
Land	Not applicable	$—	$—
Land improvements	15 years	76,270	101,693
Building	39 years	1,454,981	1,940,521
Equipment	3 years	233,325	311,100
In-place lease	10 years	126,773	169,030

		1,891,349	2,522,344

Less depreciation and amortization expense recorded in historical financial statements		(1,470,400)	—

		$420,949	$2,522,344

(f)	Represents interest expense and amortization of loan costs relating to the Primrose Communities financings as if the loans had been in place for the Pro Forma Periods. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of approximately $10,000 and $23,000 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(g)	Represents interest expense and amortization of loan costs relating to the Primrose II Communities financings as if the loans had been in place for the Pro Forma Periods. An increase in the LIBOR rate of .125% on the Company’s floating rate debt would have resulted in an increase in pro forma interest expense of approximately $47,500 and $63,000 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(h)	Represents the elimination of interest expense recorded in the Company’s historical results of operations related to the Mezz Loan to reflect the impact of the disposition of the CHTSun IV transaction.

(i)	Represents the elimination of equity in loss of unconsolidated entities recorded in the Company’s historical results of operations to reflect the impact of the disposition of the CHTSun IV transaction.

F–40

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

(j)	The pro forma adjustment summarized below represents the Company’s equity in earnings (loss) generated from its unconsolidated interests in CHT GCI Partners, as described above, allocated between the Company and its partners. The following estimated operating results of the properties owned by CHT GCI Partners and equity in earnings (loss) of the Company are presented as if the investments had been made on January 1, 2011. These amounts were derived from the historical operating results of CHT GCI Partners for the periods presented and include the impact of the following pro forma adjustments:

•	In connection with the formation of the ventures, new management agreements were executed. Property operating expenses have been adjusted to reflect the impact of the new management agreements.

•

The formation of the ventures resulted in a new basis of accounting for the related assets. Depreciation and amortization has been adjusted to reflect the impact of this allocation on the carrying values of land, building and equipment.

•

As part of their formation transactions, the ventures entered into new financing arrangements. Interest expense and loan cost amortization has been adjusted to reflect the terms associated with the new financing arrangements.

	Nine months ended September 30, 2012	Year ended December 31, 2011

Revenues	$3,417,264	$3,400,784
Property operating expenses	(2,584,959)	(2,788,242)
Depreciation and amortization expense	(867,946)	(1,157,261)
Interest expense and loan cost amortization	(434,931)	(619,882)
Interest and other income	—	(191,464)

Net income (loss)	$(470,572)	$(1,356,065)

Income (loss) allocable to venture partners on a pro forma basis (1)	$—	$(1,649,808)

Income (loss) allocable to the Company on a pro forma basis (1)	$(470,572)	$293,743

Amortization of capitalized costs on a pro forma basis	(8,098)	(10,797)

Equity in earnings (loss) of unconsolidated entities on a pro forma basis	(478,670)	282,946
Less equity in (earnings) loss of unconsolidated entity recorded in historical financial statements	(45,213)	—

Pro forma Adjustment	$(523,883)	$282,946

(1)	Income (loss) is allocated between the Company and its joint venture partner using the HLBV method of accounting. Under this method, the Company recognizes income or loss in each period as if the net book value of the assets in the venture were hypothetically liquidated at the end of each reporting period.

(k)	For purposes of determining the weighted average number of shares of common stock outstanding, stock distributions issued and paid through the date of this filing are treated as if they were issued at the beginning of the periods presented.

As a result of CHT GCI Partners and the Primrose Communities being treated in the Pro Forma Consolidated Statement of Operations as operational since January 1, 2011, the Company assumed that approximately 1,331,000 shares issued during 2011 and an approximately 4,140,000 of additional shares of common stock were sold during 2012 in its Offering, and the net proceeds were available for the purchase of the Primrose II Communities, CHT GCI Partners and the Primrose Communities as of January 1, 2011. Consequently, the weighted average numbers of shares outstanding for the Pro Forma Periods were adjusted to reflect this amount of shares as being issued on January 1, 2011 instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Periods. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted.

F–41